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                              Exhibit 23



                  CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8 (Numbers 2-68161, 33-16154, 33-40664, and 33-40665)
of Mission West Properties of our report dated January 26, 1996 appearing on page 8 of this Form 10-K.

PRICE WATERHOUSE LLP
San Diego, California
February 15, 1996